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                                                                EXHIBIT (a)(iii)

                        INSTRUCTION TO REGISTERED HOLDER
                             FROM BENEFICIAL OWNER
                                       OF
                                 PRIMEDIA INC.
              (FORMERLY KNOWN AS K-III COMMUNICATIONS CORPORATION)
                  $9.20 SERIES E EXCHANGEABLE PREFERRED STOCK

    The undersigned hereby acknowledges receipt of the Prospectus dated January 16, 1998 (the "PROSPECTUS") of PRIMEDIA Inc. (formerly known as K-III Communications Corporation), a Delaware corporation (THE "COMPANY"), and the accompanying Letter of Transmittal (the "LETTER OF TRANSMITTAL"), that together constitute the Company's offer (the "EXCHANGE OFFER"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the $9.20 Series E Exchangeable Preferred Stock (the "OLD PREFERRED STOCK") held by you for the account of the undersigned.

    The number of shares of the Old Preferred Stock held by you for the account of the undersigned is (FILL IN NUMBER OF SHARES):
    _________ shares of Old Preferred Stock.

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / To TENDER the following shares of Old Preferred Stock held by you for the account of the undersigned (INSERT NUMBER OF SHARES OF OLD PREFERRED STOCK TO BE TENDERED, IF ANY):
        _________ shares of Old Preferred Stock.

        / / NOT to TENDER any shares of Old Preferred Stock held by you for the account of the undersigned.

If the undersigned instructs you to tender the shares of Old Preferred Stock held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a Beneficial Owner (as defined in the Letter of Transmittal), including but not limited to the representations that (i) the undersigned's principal residence is in the state of (FILL IN STATE) _____________________ ,
(ii) the undersigned is acquiring the shares of New Preferred Stock in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Preferred Stock, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Preferred Stock must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in connection with a secondary resale transaction of the New Preferred Stock acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in the no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resales of the New Preferred Stock", (v) the undersigned understands that a secondary resale transaction described in (iv) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission and (vi) the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such shares of Old Preferred Stock.

                                   SIGN HERE
Name of Beneficial Owner(s): ___________________________________________________
Signature(s): __________________________________________________________________
Name(s) (PLEASE PRINT): ________________________________________________________
Address: _______________________________________________________________________
         _______________________________________________________________________
Telephone Number: ______________________________________________________________
Taxpayer Identification or Social Security Number: _____________________________
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Date: __________________________________________________________________________